Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “LINCOLN FUNDS TRUST”, FILED IN THIS OFFICE ON THE THIRD DAY OF JULY, A.D. 2023, AT 9:52 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF STATUTORY TRUST REGISTRATION IS THE FIFTH DAY OF JULY, A. D. 2023.

7546874 8100	Authentication: 203679353
SR# 20232910520	Date: 07-05-23
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
STATE OF DELAWARE	Delivered 09:52 AM 07/0312023
CERTIFICATE OF TRUST	FILED 09:52 AM 07103/2023
SR 20232910520 - File Number 7546874

This Certificate of Trust is filed in accordance with the provisions of the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) (the “Act”) and sets forth the following:

FIRST: The name of the trust is Lincoln Funds Trust.

SECOND: The name and address of the Registered Agent and registered office in the State of Delaware are (meeting the requirements of Section 3807 of the Act):

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

THIRD: This Certificate shall be effective July 5, 2023.

FOURTH: The Trust is a Delaware statutory trust to be registered under the Investment Company Act of 1940, as amended (Title 15 of the United States Code, Section 80a-1 et seq.), as an open-end management investment company.

FIFTH: Notice is hereby given, pursuant to Section 3804 of the Act, that the Trust shall consist of one or more series. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series thereof, and except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against assets of such series.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust as of the 3rd day of July, 2023.

By:
Ronald A. Holinsky, Esq.
As initial Trustee and not
individually

150 N. Radnor-Chester Road
Radnor, PA 19087